                                                                     Exhibit 6.B

[PROVIDENT MUTAL LIFE INSURANCE COMPANY LETTERHEAD]



                      CONSENT OF SCOTT V. CARNEY, FSA, MAAA


                                 April 19, 2001


Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

            I hereby consent to the reference to my name under the caption "Experts" in the prospectus included in Post-Effective Amendment No. 21 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through the Provident Mutual Variable Life Separate Account of Provident Mutual Life Insurance Company (File No. 33-2625).

                                                  Sincerely,


                                                  /s/ Scott V. Carney
                                                  --------------------------
                                                  Scott V. Carney, FSA, MAAA
                                                  Actuary